UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

September 25, 2008

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its news release issued September 25, 2008, Kim R. Cocklin, currently senior vice president, regulated operations of Atmos Energy Corporation, has been appointed president and chief operating officer of Atmos Energy Corporation, effective October 1, 2008. Robert W. Best, currently chairman, president and chief executive officer of the company, will continue to serve as chairman and chief executive officer. Prior to joining Atmos Energy as senior vice president in June 2006, Mr. Cocklin, 57, was formerly senior vice president, general counsel and chief compliance officer of Piedmont Natural Gas Company from February 2003 through May 2006, where he was responsible for all legal, governmental and community affairs, corporate communications and Sarbanes-Oxley compliance.

Like all other Atmos Energy executive officers, Mr. Cocklin is an “at will” employee of the company and therefore does not have an employment agreement with the company. Beginning October 1, 2008, Mr. Cocklin’s annual salary will increase to $541,080 and he will continue to participate in all other applicable incentive, benefit, change in control and deferred compensation plans offered by the company. In addition, in connection with his appointment, Mr. Cocklin will receive a one-time grant of 50,000 restricted shares of Atmos Energy common stock under its 1998 long-term incentive plan. Restrictions on 25,000 shares of the stock will lapse on October 1, 2009 with the restrictions on the remaining 25,000 shares lapsing on October 1, 2010.

A copy of the news release issued on September 25, 2008 announcing these management changes is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated September 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 25, 2008	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated September 25, 2008

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